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                                                                   EXHIBIT 10.10

                           INDEMNIFICATION AGREEMENT
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          This Agreement is made as of the ______ day of ___________, 1997, among Bank of the Ozarks, Inc. (formerly Ozark Bankshares, Inc.), an Arkansas corporation (the "Corporation"), and _________________________ ("Indemnitee"), with reference to the following facts:

                                   RECITALS

          A. Indemnitee is currently serving as an [Officer and Director] of the Corporation and/or as an [Officer and Director] of subsidiaries of the Corporation, and the Corporation wishes Indemnitee to continue in such capacity. Indemnitee is willing, under certain circumstances, to continue in such capacity.

          B. The indemnities available under the Corporation's articles of incorporation, bylaws and available insurance, if any, are not adequate to protect the Indemnitee against the risks associated with his service to the Corporation and/or to the Corporation's subsidiaries. Indemnitee may not be willing to continue such service in the absence of the benefits afforded to Indemnitee under this Agreement.

                                   AGREEMENT

          In order to induce Indemnitee to continue to serve as an [Officer and Director] for the Corporation and/or any of its subsidiaries, and in consideration for such continued service, the Corporation hereby agrees to indemnify Indemnitee as follows:

     1. The Corporation will pay on behalf of the Indemnitee and his executors, administrators and heirs, any amount which he is or becomes legally obligated to pay because of (i) any claim or claims from time to time threatened or made against him by any Person (as defined herein) because of any act or omission or neglect or breach of duty, including any actual or alleged error or misstatement or misleading statement, which he commits or suffers while acting in his capacity as a director of the Corporation or its subsidiaries or (ii) being a party, or being threatened to be made a party, to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was an officer, director, employee or agent of the Corporation or its subsidiaries or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other entity. The payments which the Corporation will be obligated to make hereunder shall include, inter alia, damages, charges, judgments, fines,
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penalties, settlements and expenses, including attorneys' fees, costs of investigation and costs of defense of legal or equitable or criminal actions, claims or proceedings and appeals therefrom, and costs of attachment, supersedeas, bail, surety or other bonds.

     2. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including
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the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

     3. Notwithstanding the provisions of Section 1, the Corporation shall not be liable under this Agreement to make any payment in connection with any claim made against the Indemnitee:

          (a) for which payment is actually made to the Indemnitee under a valid and collectible insurance policy, except in respect of any excess beyond the amount of payment under such insurance;

          (b) for which the Indemnitee is entitled to indemnity and/or payment by reason of having given notice of any circumstance which might give rise to a claim under any policy of insurance, the terms of which have expired prior to the effective date of this Agreement;

          (c) for which the Indemnitee is indemnified by the Corporation otherwise than pursuant to this Agreement;

          (d) based upon or attributable to the Indemnitee gaining in fact any remuneration, personal profit or advantage to which he was not legally entitled;

          (e) for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Corporation within the meaning of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any state statutory law or common law;

          (f) brought about or contributed to by the dishonesty of Indemnitee; however, notwithstanding the foregoing, Indemnitee shall be protected under this Agreement as to any claims upon which suit may be brought against him by reason of any alleged dishonesty on his part, unless a judgment or other final adjudication thereof adverse to Indemnitee shall establish that he committed acts of active and deliberate dishonesty with actual dishonest purpose and intent which were material to the cause of action so adjudicated; or

          (g) if a final decision by a court having jurisdiction in the matter shall determine that such payment is not lawful.

     4.   Contribution.  If the indemnification provided hereunder is
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unavailable and may not be paid to Indemnitee for any reason other than those set forth in paragraphs (a) through (f) of Section 3, then in respect of any threatened, pending or completed action, suit or proceeding in which Corporation is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), Corporation shall contribute to the amount of damages, judgments, fines, amounts paid in settlement and expenses paid or payable by Indemnitee in such proportion as is

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appropriate to reflect (i) the relative benefits received by Corporation on the one hand and Indemnitee on the other hand from the transaction from which such action, suit or proceeding arose, and (ii) the relative fault of Corporation on the one hand and of Indemnitee on the other in connection with the events which resulted in such damages, judgments, fines, amounts paid in settlement and expenses, as well as any other relevant equitable considerations. The relative fault of corporation on the one hand and of Indemnitee on the other shall be determined by reference to, among other things, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such expenses, judgments, fines or settlement amounts. Corporation agrees that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

     5. Promptly after receipt by Indemnitee of notice of the commencement of any action, suit or proceedings, Indemnitee will, if a claim in respect thereof is to be made against Corporation under this Agreement, notify Corporation of the commencement thereof; but the omission so to notify Corporation will not relieve it from any liability which it may have to Indemnitee otherwise than under this Agreement with respect to any such action, suit or proceedings as to which Indemnitee notifies Corporation of the commencement thereof:

          (a) Corporation will be entitled to participate therein at its own expense;

          (b) except as otherwise provided below, to the extent that it may wish, Corporation jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel satisfactory to Indemnitee. After notice from Corporation to Indemnitee of its election so as to assume the defense thereof, Corporation will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ its counsel in such action, suit or proceedings but the fees and expenses of such counsel incurred after notice from Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by Corporation, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between Corporation and Indemnitee in the conduct of the defense of such action or (iii) Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of Corporation. Corporation shall not be entitled to assume the defense of any action, suit or proceedings brought by or on behalf of Corporation or as to which Indemnitee shall have made the conclusion provided for in (ii) above; and

          (c) Corporation shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. Corporation shall not settle any action or claim in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's written

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     consent.  Neither Corporation or Indemnitee will unreasonably withhold its consent to any proposed settlement.

     6.   In the event that Indemnitee employs his own counsel pursuant to
Section 5(b)(i) through (iii) above, Corporation shall advance to Indemnitee, prior to any final disposition of any threatened or pending claim, action, suit or proceedings, whether civil, criminal, administrative or investigative, any and all reasonable expenses (including legal fees and expenses) incurred in investigating or defending any such claim, action, suit or proceedings within ten (10) days after receiving copies of invoices presented to Indemnitee for such expenses. Indemnitee agrees that Indemnitee will reimburse Corporation for all reasonable expenses paid by Corporation in defending any civil or criminal claim, action, suit or proceedings against Indemnitee in the event and only to the extent that a final decision by a court having jurisdiction in the matter shall determine that it is unlawful for Indemnitee to be indemnified by corporation for such expenses.

     7. If Indemnitee is deceased and is entitled to indemnification under any provision of this Agreement, the Corporation shall indemnify Indemnitee's estate and his spouse, heirs, administrators and executors against, and the Corporation shall assume any and all costs, charges and expenses (including attorneys' fees), penalties and fines actually and reasonably incurred by or for Indemnitee or his estate in connection with the investigation, defense, settlement or appeal of any such action, suit or proceeding. Further, when requested in writing by the spouse of Indemnitee and/or the heirs, executors or administrators of Indemnitee's estate, the Corporation shall provide appropriate evidence of the Corporation's agreement set out herein to indemnify Indemnitee against and to assume itself such costs, charges, liabilities and expenses.

     8. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of the cost, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement by him in the investigation, defense, appeal or settlement of such suit, action or proceeding but not, however, for all of the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee as to the portion thereof to which Indemnitee is entitled.

     9. The indemnification and advance payment of expenses as provided by any provision of this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under any provision of law, any Policy (as defined herein), the Corporation's articles of incorporation, any bylaw, this or any other agreement, vote of stockholders or disinterested directors, or otherwise, as to action in his official capacity, and shall continue after Indemnitee has ceased to occupy such position and shall inure to the benefit of the heirs, executors and administrators of Indemnitee.

     10. This Agreement shall not be construed so as to give rise to a "contractual liability" which is excluded by any Policy. Each and every term hereof is enforceable by the Indemnitee solely as to amounts (i) in excess of the limits of any Policy with respect to costs, charges and expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement for which coverage is in effect under any Policy and (ii) used under any Policy as a "deductible"

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amount and (iii) which none of any Policy and the other liability insurance policies of the Corporation clearly covers for the Indemnitee as insured thereunder; however, in any case in which the Corporation believes a Policy or its other insurance should cover a loss, cost or expense, the Corporation may make a contingent advance of monies pursuant to the terms hereof without admission, waiver or prejudice to its position that the Policy or the Corporation's other insurance covers the loss, cost or expense.

     11. The Corporation expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on Corporation hereby in order to induce Indemnitee to continue with the Corporation and/or its subsidiaries in the capacity or capacities as set forth in the recitals to this Agreement, and acknowledges that Indemnitee is relying upon this Agreement in continuing in such capacity or capacities. In the event Indemnitee is required to bring any action to enforce rights or to collect monies due under this Agreement and is successful in such action, Corporation shall reimburse Indemnitee for all of Indemnitee's reasonable fees and expenses in bringing and pursuing such action.

     12. Unless the context otherwise clearly indicates to the contrary, the following terms as used herein shall have the respective meanings set forth below:

          (i) "Person" means any one (or more) individual or natural person or any one (or more) corporation, firm, joint venture, partnership, proprietorship, business venture, government, governmental body, agency or instrumentality, estate, trust, association or other legal entity whatsoever or a group of same;

          (ii) "Policy" shall refer to any insurance policy or coverage obtained with respect of potential liabilities of directors and officers of the Corporation.

     13. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof.

     14. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Arkansas.

     15. This Agreement shall be binding upon Indemnitee and upon Corporation, its successors and assigns, and shall inure to the benefit of Indemnitee, his heirs, personal representatives and assigns and to the benefit of Corporation, its successors and assigns.

     16. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing, signed by both parties hereto.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

                              BANK OF THE OZARKS, INC.
                              (formerly Ozark Bankshares, Inc.)



                              By:_____________________________________
                                 George G. Gleason, II
                                 Chairman and Chief Executive Officer



                              ________________________________________
                                 _____________________, Indemnitee

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